Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Reports First Quarter Results

Overland Park, KS, May 2, 2017 – Waddell & Reed Financial, Inc. (NYSE: WDR) today reported first quarter 2017 net income1 of $33.1 million, or $0.39 per diluted share, compared to net income of $22.4 million, or $0.27 per diluted share, during the prior quarter and net income of $37.0 million, or $0.45 per diluted share, during the first quarter of 2016.  The fourth quarter of 2016 included a pension charge of $20.7 million ($13.0 million, net of taxes) and a charge for the impairment of an intangible asset of $4.0 million ($2.5 million, net of taxes).

Operating revenues of $287 million during the first quarter of 2017 declined 2% sequentially.  Two fewer days during the quarter was the primary reason for the decline in revenues, with slightly lower average assets under management being offset by a higher effective fee rate.  Compared to the same period last year, operating revenues declined 12% due to a combination of lower average assets under management and reduced Rule 12b-1 fee revenues in our broker-dealer advisory programs related to a share conversion of load-waived Class A shares to Class I shares in July 2016.  The operating margin during the current quarter was 18.4% compared to 12.8% during the previous quarter and 22.1% during the same period last year.

March 31, 2017 assets under management were $81 billion, increasing 1% during the quarter, but declined 15% compared to March 31, 2016.  Outflows during the current quarter were $3.4 billion, compared to outflows of $4.4 billion and outflows of $6.3 billion during the fourth and first quarters of 2016, respectively.

Business Discussion

Flow pressure continues to ease as redemptions from some of the largest sources of outflows steadily abates.  Redemptions from Asset Strategy, which was once our most substantial source of outflows, fell to $1.0 billion during the current quarter, compared to redemptions of $4.5 billion during the first quarter last year.  Complex-wide, sales rose 7% sequentially; however, sales volume remains soft compared to historical levels.  We have begun to gain traction in a number of investment strategies, particularly in retail unaffiliated distribution, where sequential sales rose 31%.

“We are seeing early signs of progress, although much work remains,” said Philip J. Sanders, Chief Executive Officer of Waddell & Reed Financial, Inc.  “Asset levels were stable sequentially, reflecting a slowing of net outflows, an uptick in gross sales and positive market action.”

Management Fee Revenue Analysis

Management fees declined 2% sequentially, while average assets under management declined 1%.  The current quarter had two fewer days, which caused fees to decline at a greater rate than assets under management.  Compared to the first quarter of 2016, fees declined 10%, while average assets under management declined 15%.  A mix-shift in the retail asset base led revenues to decline at a lesser rate than average assets under management.

Average assets under management were $81 billion during the current quarter, compared to $82 billion during the prior quarter and $96 billion during the same period in 2016.   The effective fee rate for the current quarter was 65.0 basis points compared to 64.4 basis points and 60.8 basis points during the fourth and first quarter of 2016, respectively.

1  Net income represents net income attributable to Waddell & Reed Financial, Inc.

Underwriting and Distribution Analysis

Underwriting and Distribution Revenues

Revenues declined 3% sequentially due to lower asset-based Rule 12b-1 service and distribution fees in our retail unaffiliated channel due to a decline in asset levels.  Compared to the same period last year, revenues declined 12% due to lower asset-based Rule 12b-1 fees, as well as the impact of the third quarter’s share conversion of load-waived Class A shares, previously offered in our advisory products, to Class I shares, which do not charge Rule 12b-1 fees.

Underwriting and Distribution Costs

Costs declined 8% compared to the fourth quarter of 2016.  Direct costs declined 4% in correlation with the decrease in revenues.  Indirect costs declined 16% due to a fourth quarter pension settlement charge and lower IT services and national advertising costs in the current quarter.

Compared to the same quarter in 2016, costs declined 14%.  Direct costs declined 18% due to a combination of lower asset-based Rule 12b-1 fees and the impact of a share conversion of load-waived Class A shares to Class I shares in July 2016.  Indirect costs declined 1% due to lower compensation and IT costs in our retail unaffiliated channel, partly offset by increased compensation and IT costs in our retail broker-dealer channel.

Compensation and Related Expense Analysis

Costs declined 15% sequentially due to a pension settlement charge in the fourth quarter of 2016 that was partly offset by higher compensation costs, the reset of payroll tax withholding limits in the first quarter of 2017 and a reduction to incentive compensation during the fourth quarter of 2016.  Costs declined 7% compared to the first quarter of 2016 due largely to a workforce reduction that occurred during the second half of 2016.

General and Administrative Expense Analysis

General and administrative costs rose 15% compared to the prior quarter due to higher IT costs and, to a lesser degree, higher consulting costs associated with the implementation of the DOL’s new fiduciary rule.  Compared to the same period last year, general and administrative costs rose 34% due to higher legal and consulting costs primarily attributable to the implementation of the DOL’s new fiduciary rule.  The current quarter included costs of $0.7 million related to Project E implementation, $2.7 million for implementation of the DOL fiduciary rule.

Other Expenses

The current quarter included a charge of $0.6 million for the impairment of an intangible asset related to a subadvisory agreement, while the fourth quarter of 2016 included  a charge of $4.0 million related to an impairment of an intangible tied to our international operations.

Changes in Assets Under Management

($ in millions)

	Three Months Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sept 30,	Dec 31,
	2016				2017
Retail Unaffiliated
Distribution
Beginning assets	$45,641	$38,623	$35,197	$33,290	$30,295
Sales*	2,144	1,526	1,320	1,373	1,799
Redemptions	(7,680)	(5,543)	(4,824)	(4,390)	(3,707)
Net Exchanges	158	127	161	11	236
Net flows	(5,378)	(3,890)	(3,343)	(3,006)	(1,672)
Market action	(1,640)	464	1,436	11	1,559
Ending assets	$38,623	$35,197	$33,290	$30,295	$30,182

Retail Broker-Dealer
Beginning assets	$43,344	$42,142	$42,261	$43,170	$42,322
Sales*	1,068	1,094	1,024	1,101	978
Redemptions	(1,197)	(1,329)	(1,542)	(1,669)	(1,871)
Net Exchanges	(172)	(163)	(194)	(182)	(236)
Net flows	(301)	(398)	(712)	(750)	(1,129)
Market action	(901)	517	1,621	(98)	1,917
Ending assets	$42,142	$42,261	$43,170	$42,322	$43,110

Institutional
Beginning assets	$15,414	$14,426	$8,993	$8,595	$7,904
Sales*	453	190	180	242	142
Redemptions	(1,068)	(5,699)	(1,051)	(1,042)	(727)
Net Exchanges	14	36	33	171	—
Net flows	(601)	(5,473)	(838)	(629)	(585)
Market action	(387)	40	440	(62)	473
Ending assets	$14,426	$8,993	$8,595	$7,904	$7,792

Consolidated Total
Beginning assets	$104,399	$95,191	$86,451	$85,055	$80,521
Sales*	3,665	2,810	2,524	2,716	2,919
Redemptions	(9,945)	(12,571)	(7,417)	(7,101)	(6,305)
Net Exchanges	—	—	—	—	—
Net flows	(6,280)	(9,761)	(4,893)	(4,385)	(3,386)
Market action	(2,928)	1,021	3,497	(149)	3,949
Ending assets	$95,191	$86,451	$85,055	$80,521	$81,084

*                 Sales is primarily gross sales (net of sales commissions). This amount also includes net reinvested dividends & capital gains and investment income.

Supplemental Information

	Three Months Ended
Asset Manager	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sept 30,	Dec 31,
($ in millions)	2016				2017
Retail Unaffiliated Distribution
AUM	$38,623	$35,197	$33,290	$30,295	$30,182
Net flows	$(5,378)	$(3,890)	$(3,343)	$(3,006)	$(1,672)
Organic growth	(47.1)%	(40.3)%	(38.0)%	(36.1)%	(22.1)%
Redemption Rate	77.7%	61.3%	56.2%	56.7%	50.5%
Retail Broker-Dealer
AUM	$42,142	$42,261	$43,170	$42,322	$43,110
Net flows	$(301)	$(398)	$(712)	$(750)	$(1,129)
Organic growth	(2.8)%	(3.8)%	(6.7)%	(6.9)%	(10.7)%
Redemption Rate	9.3%	10.5%	12.1%	12.5%	15.1%
Institutional
AUM	$14,426	$8,993	$8,595	$7,904	$7,792
Net flows	$(601)	$(5,473)	$(838)	$(629)	$(585)
Organic growth	(15.6)%	(151.8)%	(37.3)%	(29.3)%	(29.6)%
Redemption Rate	29.9%	198.9%	46.4%	51.3%	37.2%

Fund Rankings	1 Year	3 Years	5 Years
Lipper
Funds ranked in top half	38%	33%	32%
Assets ranked in top half	34%	26%	32%
MorningStar
Funds with 4/5 stars	27%	17%	22%
Assets with 4/5 stars	36%	13%	26%

	Three Months Ended
Broker-Dealer	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sept 30,	Dec 31,
	2016				2017
AUA* (in billions)	$49.9	$50.5	$52.1	$51.7	$53.6
AUA* fee based accounts (in billions)	$17.4	$17.8	$18.5	$18.4	$19.1
# Advisors	1,803	1,799	1,796	1,780	1,662
Advisor productivity (in thousands)	$61.3	$63.1	$59.0	$59.4	$60.7
U&D revenues (in thousands)	$110,735	$113,802	$105,787	$105,931	$103,942

*                 AUA represent Assets Under Administration

Unaudited Consolidated Statement of Income

($ in thousands, except per share data)	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,	Sequential Qtr.		Year-over-Year Qtr.
	2017	2016	2016	Change	%	Change	%
Operating Revenues:
Investment management fees	$130,436	$132,709	$144,778	$(2,273)	-1.7%	$(14,342)	-9.9%
Underwriting and distribution fees	128,831	132,922	146,658	(4,091)	-3.1%	(17,827)	-12.2%
Shareholder service fees	27,297	27,282	32,380	15	0.1%	(5,083)	-15.7%
Total operating revenues	286,564	292,913	323,816	(6,349)	-2.2%	(37,252)	-11.5%
Operating Expenses:
Underwriting and distribution	150,324	163,025	173,836	(12,701)	-7.8%	(23,512)	-13.5%
Compensation and related costs	49,406	58,354	52,940	(8,948)	-15.3%	(3,534)	-6.7%
General and administrative	25,724	22,288	19,152	3,436	15.4%	6,572	34.3%
Subadvisory fees	2,697	2,588	2,093	109	4.2%	604	28.9%
Depreciation	5,221	5,196	4,362	25	0.5%	859	19.7%
Intangible impairment	600	4,049	—	(3,449)	-85.2%	600	N/A
Total operating expenses	233,972	255,500	252,383	(21,528)	-8.4%	(18,411)	-7.3%
Operating Income	52,592	37,413	71,433	15,179	40.6%	(18,841)	-26.4%
Investment and other income/(loss)	2,129	890	(10,218)	1,239	139.2%	12,347	-120.8%
Interest expense	(2,786)	(2,786)	(2,768)	—	0.0%	(18)	0.7%
Income before taxes	51,935	35,517	58,447	16,418	46.2%	(6,512)	-11.1%
Provision for taxes	18,399	13,041	20,978	5,358	41.1%	(2,579)	-12.3%
Net Income	33,536	22,476	37,469	11,060	49.2%	(3,933)	-10.5%
Noncontrolling interests	480	59	501	421	713.6%	(21)	N/A
Net Income Attributable to Waddell & Reed Financial, Inc.	$33,056	$22,417	$36,968	$10,639	47.5%	$(3,912)	-10.6%
Net income per share, basic and diluted:	0.39	0.27	0.45
Weighted average shares outstanding - basic and diluted	84,077	82,783	82,104
Operating margin	18.4%	12.8%	22.1%

Net Distribution Cost Analysis	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,	Sequential Qtr.		Year-over-Year Qtr.
($ in thousands)	2017	2016	2016	Change	%	Change	%

Retail Unaffiliated Distribution[1]
U&D Revenues	$24,889	$26,991	$35,923	$(2,102)	-7.8%	$(11,034)	-30.7%
U&D Expenses - Direct	(33,908)	(35,854)	(46,846)	1,946	-5.4%	12,938	-27.6%
U&D Expenses - Indirect	(9,605)	(13,916)	(13,349)	4,311	-31.0%	3,744	-28.0%
Net Distribution (Costs)	$(18,624)	$(22,779)	$(24,272)	$4,155	-18.2%	$5,648	-23.3%

Retail Broker-Dealer[2]
U&D Revenues	$103,942	$105,931	$110,735	$(1,989)	-1.9%	$(6,793)	-6.1%
U&D Expenses - Direct	(70,402)	(72,380)	(80,277)	1,978	-2.7%	9,875	-12.3%
U&D Expenses - Indirect	(36,409)	(40,875)	(33,364)	4,466	-10.9%	(3,045)	9.1%
Net Distribution (Costs)	$(2,869)	$(7,324)	$(2,906)	$4,455	-60.8%	$37	-1.3%

1                   Retail Unaffiliated Distribution was previously referred to as the “Wholesale channel”

2                   Retail Broker-Dealer was previously referred to as the “Advisors channel”

Unaudited Condensed Balance Sheet

($ in thousands)	Mar. 31,	Dec. 31,
	2017	2016
Assets
Cash & cash equivalents (unrestricted)	$565,171	$555,102
Investment securities	309,303	328,750
Other assets	266,515	271,402
Property and equipment, net	99,070	102,449
Goodwill and intangible assets	147,969	148,569
Total assets	$1,388,028	$1,406,272
Liabilities, redeemable noncontrolling interests and equity
Short-term notes payable	$94,920	$—
Long-term debt	94,729	189,605
Other liabilities	340,979	362,012
Redeemable noncontrolling interests	8,516	10,653
Total equity	848,884	844,002
Liabilities, redeemable noncontrolling interests and equity	$1,388,028	$1,406,272
Shares outstanding (in millions)	83.7	83.1

Unaudited Condensed Cash Flow

	Three Months Ended
($ in thousands)	Mar. 31,	Dec. 31,	Mar. 31,
Cash provided by (used in):	2017	2016	2016
Operating activities	$49,169	$57,588	$(47,281)
Investing activities	10,220	6,590	948
Financing activities	(49,320)	(38,860)	(65,050)
Net change during period	$10,069	$25,318	$(111,383)

	Three Months Ended
($ in thousands)	Mar. 31,	Dec. 31,	Mar. 31,
Shares repurchased	2017	2016	2016
Number of shares	476,882	90,692	1,125,671
Total cost	$7,976	$1,769	$25,598
Dividend paid
Rate per share	$0.46	$0.46	$0.46
Total paid	$38,771	$38,094	$38,115
Capital returned to stockholders	$46,747	$39,863	$63,713

Earnings Conference Call

Stockholders, members of the investment community and the general public are invited to listen to a live Web cast of our earnings release conference call today at 10:00 a.m. Eastern. During this call, Philip J. Sanders, CEO and CIO, will review our quarterly results. Live access to the teleconference will be available on the “Investor Relations” section of our Web site at ir.waddell.com. A Web cast replay will be made available shortly after the conclusion of the call and accessible for seven days.

Web Site Resources

We invite you to visit the Investor Relations section of our Web site at ir.waddell.com. Under the “Investor Information” tab you will find a link to presentations as well as to data tables, which include supplemental information schedules.

Contacts

Investor Contact:

Nicole Russell, VP, Investor Relations, (913) 236-1880, nrussell@waddell.com

Mutual Fund Investor Contact:

Call (888) WADDELL, or visit www.waddell.com or www.ivyfunds.com.

Past performance is no guarantee of future results. Please invest carefully.

About the Company

Waddell & Reed, Inc., founded in 1937, is one of the oldest mutual fund complexes in the United States, having introduced the Waddell & Reed Advisors Group of Mutual Funds in 1940. Today, we distribute our investment products through the retail unaffiliated distribution channel (encompassing broker/dealer, retirement, and registered investment advisors), our retail broker-dealer channel (through financial advisors), and our Institutional channel (including defined benefit plans, pension plans and endowments, and our subadvisory partnership with Mackenzie in Canada).

Through its subsidiaries, Waddell & Reed Financial, Inc. provides investment management and financial planning services to clients throughout the United States and internationally. Waddell & Reed Investment Management Company serves as investment adviser to the Waddell & Reed Advisors Group of Mutual Funds, while Ivy Investment Management Company serves as investment adviser to Ivy Funds, Ivy NextShares, Ivy Variable Insurance Portfolios and InvestEd Portfolios, and investment adviser and global distributor to the Ivy Global Investors SICAV, an umbrella UCITS fund range domiciled in Luxembourg. Waddell & Reed, Inc. serves as principal underwriter and distributor to the Waddell & Reed Advisors Group of Mutual Funds and InvestEd Portfolios, while Ivy Distributors, Inc. serves as principal underwriter and distributor to Ivy Funds and Ivy Variable Insurance Portfolios.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current views and assumptions of management with respect to future events regarding our business and industry in general. These forward-looking statements include all statements, other than statements of historical fact, regarding our financial position, business strategy and other plans and objectives for future operations, including statements with respect to revenues and earnings, the amount and composition of assets under management, distribution sources, expense levels, redemption rates and the financial markets and other conditions. These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors, including but not limited to those discussed below. If one or more events related to these or other risks, contingencies or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from those forecasted or expected. Certain important factors that could cause actual results to differ materially from our expectations are disclosed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2016, which include, without limitation:

•                  The loss of existing distribution channels or inability to access new distribution channels;

•                  A reduction in assets under our management on short notice, through increased redemptions in our distribution channels or our Funds, particularly those Funds with a high concentration of assets, or investors terminating their relationship with us or shifting their funds to other types of accounts with different rate structures;

•                  The adverse ruling or resolution of any litigation, regulatory investigations and proceedings, or securities arbitrations by a federal or state court or regulatory body;

•                  Changes in our business model, operations and procedures, including our methods of distributing our proprietary products, as a result of the Department of Labor’s new fiduciary rule;

•                  The introduction of legislative or regulatory proposals or judicial rulings that change the independent contractor classification of our financial advisors at the federal or state level for employment tax or other employee benefit purposes;

•                  A decline in the securities markets or in the relative investment performance of our Funds and other investment portfolios and products as compared to competing funds;

•                  Our inability to reduce expenses rapidly enough to align with declines in our revenues, the level of our assets under management or our business environment.

•                  Non-compliance with applicable laws or regulations and changes in current legal, regulatory, accounting, tax or compliance requirements or governmental policies;

•                  Our inability to attract and retain senior executive management and other key personnel to conduct our broker-dealer, fund management and investment advisory business;

•                  A failure in, or breach of, our operational or security systems or our technology infrastructure, or those of third parties on which we rely; and

•                  Our inability to implement new information technology and systems, or our inability to complete such implementation in a timely or cost effective manner.

The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements included in this and other reports and filings we make with the Securities and Exchange Commission, including the information in Item 1 “Business” and Item 1A “Risk Factors” of Part I and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

of Part II to our Annual Report on Form 10-K for the year ended December 31, 2016 and as updated in our quarterly reports on Form 10-Q for the year ending December 31, 2017. All forward-looking statements speak only as of the date on which they are made and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.